Exhibit 99.1

NUTRIBAND INC. SIGNS ACQUISITION AGREEMENT OF CARMEL BIOSCIENCES AND FDA APPROVED PREXXARTAN™

Orlando, Fla. – Sept 26, 2018 – Nutriband Inc. (OTCQB: NTRB), is pleased to announce it has signed the definitive acquisition agreement to acquire Carmel Biosciences, Inc. The acquisition is expected to be valued at approximately $2,700,000 and will be paid in company stock in the amount of 350,000 restricted common shares.

According to the agreement, Nutriband will acquire the NDA and ownership rights to FDA approved Prexxartan™, the ownership and rights to develop and market Carmel’s pipeline including CAR-509, CAR-510, CAR-511 and CAR-512 currently in Pre IND phase plus rights to Carmel’s clinically tested nutraceutical line. This includes MET-191, a nutritional supplement which has demonstrated benefit of lipid management, appetite control, and weight management, while improving factors that contribute to the metabolic syndrome.

Carmel Biosciences is a pharmaceutical company that addresses critical needs in new drug and liquid reformulation for cardiovascular and metabolic therapies. The Carmel Biosciences team combines a deep understanding of lipid biochemistry and clinical expertise in the cardiovascular and metabolic space.

In December 2017 Carmel Biosciences received FDA approval on its first drug PREXXARTAN, the first and Only approved oral liquid dosage form of the angiotensin receptor blocker (ARB) valsartan in the United States.

Oral liquid dosage medications boast a number of benefits such as being better for patients with discomfort swallowing pills, they can often boast faster absorption and flexibility of dosage.

PREXXARTAN™ (valsartan oral solution) is indicated for treatment of hypertension in adults and children six years and older. PREXXARTAN™ is also indicated for use as therapy for the treatment of heart failure (NYHA class II-IV). Additionally, PREXXARTAN™ has also been indicated for stable left ventricular failure or left ventricular dysfunction after myocardial infarction.

In 2010, valsartan (trade name Diovan) achieved annual sales of $2.052 billion in the United States and $6.053 billion worldwide. The patents for valsartan and valsartan/hydrochlorothiazide expired in September 2012 (Philip Moeller (April 29, 2011). “Blockbuster Drugs That Will Go Generic Soon”. U.S.News & World Report.)

Pediatric Hypertension rates are a growing problem in the US with a presence in 2-5% of school-age children.

About Nutriband Inc.

Nutriband is a results driven, health and pharmaceutical company based in Orlando Florida.  Nutriband’s focus in on the development of novel and unique pharmaceutical and health products to improve treatments for patients, improve patient comfort and safety and more.

Currently all Nutriband products are based around the science of transdermal /topical technologies.

www.nutriband.com – Corporate

www.4Ptherapeutics.com – Clinical Development and prescription pipeline

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in our forward-looking statements as a result of a number of factors, including our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions. Except as required by applicable law, we undertake no obligation to revise or update any of our forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Gareth Sheridan

CEO

Nutriband Inc.

407 880-6810

info@nutriband.com

www.nutriband.com

Paul Kuntz

RedChip Companies

407-644-4256, ext. 105

paul@redchip.com